AMERICAN DEPOSITARY RECEIPT
(Each Depositary Share
represents 5 Share of
Common Stock)


THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK OF NO PAR
VALUE EACH OF
ONWARD HOLDINGS CO. LTD.
(INCORPORATED UNDER THE LAWS OF
JAPAN)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby certifies (i) that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above or evidence of the right to receive such securities, (ii) that at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of such Deposited Securities shown above, and that or registered assigns IS THE OWNER OF
________
AMERICAN DEPOSITARY SHARES
hereby evidenced and called, and except as
otherwise herein expressly provided, is entitled
upon surrender at the Corporate Trust Office of
the Depositary, New York, NY of this Receipt
duly endorsed for transfer and upon payment of
the charges as provided on the reverse of this
Receipt and in compliance with applicable laws
or governmental regulations, at Owners option
(1) to delivery at the office of the agent,
nominee, custodian, clearing agency or
correspondent of the Depositary, to a person
specified by Owner, of the amount of Deposited
Securities represented hereby or evidence of the
right to receive the same or (2) to have such
Deposited Securities forwarded at his cost and
risk to him at the Corporate Trust Office of the
Depositary.  The words Deposited Securities
wherever used in this Receipt shall mean the
Securities described herein (including such
evidence of the right to receive the same)
deposited with the Depositary as aforesaid, and
any and all other shares, securities, cash and
other property held by the Depositary in place
thereof or in addition thereto as provided herein.
The word Owner wherever used in this Receipt
shall mean the name in which this Receipt is
registered upon the books of the Depositary
from time to time.  The Depositarys Corporate
Trust Office is located at a different address than
its principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New
York, New York 10286, and its principal
executive office is located at One Wall Street,
New York, New York 10286.
1.	RECEIPTS.  This Receipt is one of a
continuing issue of Receipts, all evidencing
rights of like tenor with respect to the Deposited
Securities, and all issued or to be issued upon
the terms and conditions herein provided, which
shall govern the continuing arrangement by the
Depositary with respect to initial deposits as
well as the rights of holders and Owners of
Receipts subsequent to such deposits.
	The issuer of the Receipts is deemed to
be the legal entity resulting from the agreement
herein provided for.
	The issuance of Receipts against
deposits generally may be suspended, or the
issuance of Receipts against the deposit of
particular securities may be withheld, if such
action is deemed necessary or advisable by the
Depositary at any time and from time to time
because of any requirements of any government
or governmental body or commission or for any
other reason.  The Depositary assumes no
liability with respect to the validity or worth of
the Deposited Securities.
2.	TRANSFER OF RECEIPTS.  Until
the surrender of this Receipt in accordance with
the terms hereof, the Depositary will maintain an
office in the Borough of Manhattan, the City of
New York, for the registration of Receipts and
transfers of Receipts where the Owners of
Receipts may, during regular business hours,
inspect the transfer books of the list of Owners
of Receipts as maintained by the Depositary.
The transfer of this Receipt is registrable on the
books of the Depositary at its Corporate Trust
Office by the holder hereof in person or by duly
authorized attorney, upon surrender of this
Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer
and funds sufficient to pay any applicable
transfer taxes, and the fees and expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such Receipts, or may be
combined with other such Receipts into one
Receipt, representing the same aggregate
number of American Depositary Shares as the
Receipt or Receipts surrendered.  Upon such
split or combination not involving a transfer, a
charge will be made as provided herein.  The
Depositary may close the transfer books at any
time or from time to time when deemed
expedient by it in connection with the
performance of its duties hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.  The Depositary may require any
holder or Owner of Receipts, or any person
presenting securities for deposit against the
issuance of Receipts, from time to time, to file
such proof of citizenship or residence and to
furnish such other information, by affidavit or
otherwise, and to execute such certificates and
other instruments as may be necessary or proper
to comply with any laws or regulations relating
to the issuance or transfer of Receipts, the
receipt or distribution of dividends or other
property, or the taxation thereof or of receipts or
deposited securities, and the Depositary may
withhold the issuance or registration of transfer
of any Receipt or payment of such dividends or
delivery of such property from any holder,
Owner or other person, as the case may be, who
shall fail to file such proofs, certificates or other
instruments.
4.	TRANSFERABILITY/RECORD-
OWNERSHIP. It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that prior to the due presentation of this Receipt for registration of transfer as above provided, and subject to the provisions of Article 9 below, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other purposes.

5.	TAX LIABILITY.  The Depositary
shall not be liable for any governmental taxes,
assessments or charges or corporate assessments
or charges which may become payable in respect
of the Deposited Securities, but a ratable part of
any and all of the same whether such tax,
assessment or charge becomes payable by
reason of any present or future law, statute,
charter provision, by-law, regulation or
otherwise, shall be payable by the Owner hereof
to the Depositary at any time on request.  Upon
the failure of the holder or Owner of this Receipt
to pay any such amount, the Depositary may sell
for account of such Owner an amount of the
Deposited Securities equal to all or any part of
the amount represented by this Receipt, and may
apply the proceeds in payment of such
obligations, the Owner hereof remaining liable
for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.  Every person presenting
securities for deposit shall be deemed thereby to
represent and warrant that such securities and
each certificate therefor are validly issued, fully
paid and non-assessable and that the person
making such deposit is duly authorized so to do.
Such representations and warranties shall
survive the deposit of such securities and
issuance of Receipts.
	This Receipt is issued subject, and all
rights of the holder or Owner hereof are
expressly subject, to the terms and conditions set
forth on both sides of this Receipt, all of which
form a part of the agreement evidenced in this
Receipt and to all of which the holder or Owner
hereof by accepting this Receipt consents.
7.	NONREPORTING NATURE OF
ISSUER OF DEPOSITED SECURITIES.
The Depositary shall be under no obligation to
give notice to the holder or Owner of this
Receipt of any meeting of shareholders or of any
report of or communication from the issuer of
the Deposited Securities, or of any other matter
concerning the affairs of such issuer, except as
herein expressly provided.  The issuer of the
Deposited Securities does not furnish the
Securities Exchange Commission (hereinafter
called the Commission) with certain public
reports and documents required by foreign law
or other wise under Rule 12g3-2(b) of the
Securities Act of 1934 (the Act), nor does such
Issuer comply with the periodic reporting
requirements of the Act.  The Depositary
undertakes to make available for inspection by
holders an Owners of the Receipts at is
Corporate Trust Office and will mail to the
principal office of the Commission, Washington,
D.C., any reports and communications received
from the Issuer of the Deposited Securities
which are both (i) received by the Depositary as
the holder of the Deposited Securities and (ii)
made generally available to holders of the
Deposited Securities by the Issuer thereof.  Such
reports and communications will be made
available for public inspection and copying by
holders and Owners at the Public reference
facilities maintained by the Commission in
Washington, D.C.
	The Depositary may in its sole
discretion, but shall not be required to, exercise
any voting rights which may exist in respect of
the Deposited Securities, provided that upon the
written request of the Owner hereof and the
payments to it of any expense involved, the
Depositary will endeavor in so far as practicable
to exercise any such then existing voting rights
with respect to an amount of the Deposited
Securities represented hereby in accordance with
such request.
8.	DISTRIBUTIONS.  Until the surrender
of this Receipt, the Depositary shall distribute or
otherwise make available to the Owner hereof,
at a time and in such manner as it shall
determine, any distributions of cash,
subscription or other rights, securities described
above or other property or securities received
with respect to the amount of Deposited
Securities represented hereby, after deduction, or
upon payment of the fees and expenses of the
Depositary described in Article 14 below, and
the withholding of any taxes in respect thereof,
provided, however, that the Depositary shall not
make any distribution which in the opinion of
counsel would violate the Securities Act of 1933
or any other applicable law.  In such case, the
Depositary may sell such subscription or other
rights, securities or other property.  In lieu of
distributing fractional shares, the Depositary
may, in its discretion, sell the amount of
securities or property equal to the aggregate of
any fractional shares.  Except as otherwise
provided, in the case of subscription or other
rights, the Depositary shall issue warrants for
such subscription or other rights and shall seek
instructions from the Owner of this Receipt as to
the disposition to be made of such subscription
or other rights. In the absence of such
instructions, the Depositary may sell such rights
if they are about to lapse.  Sales of subscription
or other rights, securities or other property by
the Depositary shall be made at such time and in
such manner as the Depositary may deem
advisable, and in such case, the Depositary shall
distribute to the Owner hereof the net proceeds
after deduction of its fees and expenses
described in Article 14 below and the
withholding of taxes in respect thereof.
	If the Depositary shall find in its opinion
that any cash distribution is not convertible in its
entirety or with respect to the Owners of a
portion of the Receipts, on a reasonable basis
into U.S. Dollars available to it in the City of
New York, or if any required approval or license
of any government or agency for such
conversion is denied or is not obtainable within
a reasonable period, the Depositary may in its
discretion make such conversion and distribution
in U.S. Dollars to the extent possible, at such
time and rates of conversion as the Depositary
shall deem appropriate, to the Owners entitled
thereto and shall with respect to any such
currency not converted or convertible either
(i) distribute such currency to the holders
entitled thereto or (ii) hold such currency for the
respective accounts of such Owners and
distribute appropriate warrants or other
instruments evidencing rights to receive such
foreign currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.  Whenever any cash
dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be offered, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any meeting of Owners of Deposited Securities, or whenever it is necessary in the opinion of the Depositary to determine the Owners of Receipts, the Depositary will fix a record date for the determination of the Owners generally or the Owners of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Surrender of this Receipt for registration of transfer subsequent to any such record date and prior to the date of payment, distribution or meeting shall not affect the right of the Owner hereof on such record date to receive such payment or distribution or to direct the manner of voting the Deposited Securities represented hereby.

10.	FORWARDING AND DELIVERY
OF DEPOSITED SECURITIES.  At any time
the Depositary may, in its sole discretion, cause
any or all Deposited Securities to be forwarded
at the cost and risk of the holders or Owners of
the Receipts to the Corporate Trust Office of the
Depositary or to any agent, nominee, custodian,
clearing agency, or correspondent of the
Depositary, to be held by the Depositary, or such
agent, nominee, custodian, clearing agency, or
correspondent, in which case the Owner hereof
shall have, in lieu of the option set forth in
clauses (1) and (2) of the first paragraph on the
face hereof, the right only to have the Depositary
or the office of such agent, nominee, custodian,
clearing agency, or correspondent, to or upon the
order of such Owner, forward such an amount of
Deposited Securities as are represented hereby
upon the surrender of this Receipt properly
endorsed or accompanied by proper instruments
of transfer and upon payment of the applicable
fees, taxes and charges.  The Depositary shall
not incur any liability to any holder or Owner of
this Receipt by reason of any such forwarding or
failure to forward any or all Deposited
Securities.
11.	CHANGES AFFECTING
DEPOSITED SECURITIES.  Upon (i) any
change in nominal value or any subdivision,
combination or any other reclassification of the
Deposited Securities, or (ii) any recapitalization,
reorganization, sale of assets substantially as an
entirety, merger or consolidation affecting the
issuer of the Deposited Securities or to which it
is a party, or (iii) the redemption by the issuer of
the Deposited Securities at any time of any or all
of such Deposited Securities (provided the same
are subject to redemption), then and in any such
case the Depositary shall have the right to
exchange or surrender such Deposited Securities
and accept and hold hereunder in lieu thereof
other shares, securities, cash or property to be
issued or delivered in lieu of or in exchange for,
or distributed or paid with respect to, such
Deposited Securities.  Upon any such exchange
or surrender, the Depositary shall have the right,
in its discretion, to call for surrender of this
Receipt in exchange (upon payment of fees and
expenses of the Depositary) for one or more new
Receipts of the same form and tenor as shares,
securities, cash or property.  In any such case the
Depositary shall have the right to fix a date after
which this Receipt shall only entitle the Owner
to receive such new Receipt or Receipts.  The
Depositary shall mail notice of any redemption
of Deposited Securities to the Owner of
Receipts, provided that in the case of any
redemption of less than all of the Deposited
Securities the Depositary shall draw in such
manner as it shall determine an equivalent
number of American Depositary Shares and
shall mail notice of redemption only to the
Owners of Receipts evidencing the American
Depositary Shares so drawn for redemption in
part.  The sole right of the Owners of Receipts
evidencing American Depositary Shares
designated for redemption after the mailing of
such notice of redemption shall be to receive the
cash, rights and other property applicable to the
same, upon surrender to the Depositary (and
upon payment of its fees and expenses) of the
Receipts evidencing such American Depositary
Shares.
12.	LIABILITY OF DEPOSITARY.  The
Depositary shall not incur any liability to any
holder or Owner of this Receipt, if by reason of
any provisions of any present or future law of
the United States of America, or of any state
thereof, or of any foreign country, or political
subdivision thereof, or by reason of any
provision, present or future, of the charter,
certificate of incorporation, memorandum or
articles of association, statutes, code of
regulations, by-laws or resolutions of the issuer
of the Deposited Securities, the Depositary shall
be prevented or forbidden from or subjected to
any civil or criminal penalty or extraordinary
expenses on account of doing or performing any
act or thing which by the terms hereof it is
provided shall be done or performed; nor shall
the Depositary incur any liability to any holder
or Owner hereof by reason of any delay in the
performance or non-performance of any act or
thing which by the terms hereof it is provided
shall be done or performed, caused as aforesaid
or arising out of any act of God or war or any
other circumstances beyond its control, or by
reason of any exercise of, or failure to exercise,
any discretion provided for herein.
So long as the Depositary acts or omits to act in
good faith it shall not be responsible for any
failure to carry out any requests to vote or for
the manner or effect of any vote made either
with or without request, or for not exercising any
right to vote.
The Depositary does not assume any obligation
and shall not be subject to any liability to
holders or Owners hereunder other than agreeing
to use its best judgment and good faith in the
performance of such duties as are set forth
herein, including, without limitation, the time
and rates for conversion of any foreign currency
into U.S. Dollars.
The Depositary shall be under no obligation to
appear in, prosecute or defend, any action, suit
or other proceeding in respect of any of the
Deposited Securities or in respect of the
Receipts, which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and liability
be furnished as often as may be required.  The
Depositary shall not be liable for any action or
non-action by it in reliance upon the advice of or
information from legal counsel, accountants or
any other persons believed by it in good faith to
be competent to give such advice or information.
The Depositary may itself become the owner of
and deal in securities of any class of the issuer of
the Deposited Securities and in Receipts of this
issue.
13.	TERMINATION OF AGREEMENT
AND SURRENDER OF THIS RECEIPT.
The Depositary may at any time terminate the agreement evidenced by this Receipt and all other Receipts by mailing notice of such termination to the Owners of all Receipts then outstanding to them at their addresses appearing upon the books of the Depositary, at least thirty days prior to the date fixed in such notice for termination. On and after such date of termination the Owner hereof, upon surrender of this Receipt at the Corporate Trust Office of the Depositary, will be entitled to delivery of the amount of the Deposited Securities represented hereby upon the same terms and conditions, and upon payment of a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited Securities and on payment of applicable taxes and charges. The Depositary may convert any dividends received by it in cash after the termination date into U.S. Dollars as herein provided, and after deducting therefrom the taxes and governmental charges herein referred to, hold the balance of said dividends for the pro rata benefit of the Owners of the respective Receipts. As to any Receipts not so surrendered within thirty days after such date of termination the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities. After the expiration of six months from such date of termination the Depositary may sell any remaining Deposited
Securities in such manner as it may determine, and may thereafter hold uninvested the net proceeds of any such sale or sales together with any dividends received prior to such sale or the U.S. Dollars received on conversion thereof, without liability for any interest thereon, for the pro rata benefit of the Owners of the Receipts which have not therefore been surrendered for cancellation. After making such sale, or if no such sale can be made after the expiration of two years from such date of termination, the Depositary shall be discharged from all obligations whatsoever to the holders and Owners of the Receipts except to make distribution of the net proceeds of sale and of such dividends (after deducting all fees, charges and expenses of the Depositary) or of the Deposited Securities in case no sale can be made upon surrender of the Receipts.

14.	CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.  The Depositary may
charge fees for receiving deposits and issuing
Receipts, for delivering Deposited Securities against surrendered Receipts, for transfer of Receipts, for splits or combinations of Receipts, for distribution of each Dividend, for sales or exercise of Rights, or for other services performed hereunder. The Depositary fees may differ from those of other Depositaries. The
Depositary reserves the right to modify, reduce or increase its fees upon thirty (30) days notice to the Owner hereof. The Depositary will provide, without charge, a copy of its latest fee schedule to any party requesting it.